UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 20, 2008

WILLBROS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama
(State or Other Jurisdiction of Incorporation)

1-11953 (Commission File Number)	98-0160660 (IRS Employer Identification No.)
Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama
(Address of Principal Executive Offices) (Zip Code)
+50-7-213-0947
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
     On March 20, 2008, a holder of Willbros Group, Inc.’s (the “Company”) 2.75% Convertible Senior Notes due 2024 (the “Notes”) converted $8,643,000 of the Notes into 443,913 shares of the Company’s common stock, par value $.05 per share (“Common Stock”). During certain periods, the Notes are convertible by holders into the Company’s Common Stock initially at a conversion rate of 51.3611 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $19.47 per share, subject to adjustment for stock dividends, stock splits, or other matters.
     The issuance of shares of Common Stock upon this conversion, and any prior and subsequent conversions of the Notes, is exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company has not paid or given, and will not pay or give, directly or indirectly, any commission or other remuneration for soliciting a conversion. Subsequent to this conversion, $59,357,000 of the original $70,000,000 principal balance of the Notes remains outstanding.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: March 26, 2008	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

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